Exhibit h(14)

Dated:         , 2008

AMENDED SCHEDULE A TO THE
SHAREHOLDER SERVICES AGREEMENT
BETWEEN
TD ASSET MANAGEMENT USA FUNDS INC.
AND
TD BANK, N.A.

Schedule A

Portfolio	Class	Fee
		(as a percentage of
		average daily net assets)
TDAM Institutional Money
Market Fund	Institutional Service	0.25%
	Institutional Commercial	0.25%

TDAM Institutional U.S.
Government Fund	Institutional Service	0.25%
	Institutional Commercial	0.25%

TDAM Institutional Treasury
Obligations Money Market Fund	Institutional Service	0.25%
	Institutional Commercial	0.25%

TD ASSET MANAGEMENT USA FUNDS INC.

By:

TD BANK N.A.

By: